Exhibit 99.1
Press Release

February 26, 2009 - Labwire Acquires New Aviation Client

Brookshire, TX- Feb. 26, 2009 Labwire, Inc. (Pink Sheets: LBWR), a leading provider of employee screening solutions and canine security and surveillance services, announced that on February 19, 2009,  it has executed a service agreement with  another aviation client with headquarters on the west coast with operations in 35 locations in 21 states. This client is recognized as a world leader in air freight and aviation services with a broad base of customers including other air carriers, aviation companies and governmental agencies. Final approval of operational issues with an “all go” was completed by phone conference on February 25, 2009. The client is expected to require between 10,000 and 12,000 drug and alcohol tests per year, resulting in revenue of around $500,000 annually to the Company. The client will go live on the Labwire platform March 1, 2009.

“Once again I am very proud of our staff’s ability to quickly implement and absorb this volume of business. This shows the viability of our system in handling increased volume/revenue to a certain level without additional personnel or incremental service costs. Labwire’s sales team will continue to pursue other clients with the confidence that whatever comes in can be implemented on the client’s timetable”, says Dexter Morris, Chief Executive Officer, Labwire, Inc.

The Company filed a Form 8-K with the Securities and Exchange Commission regarding this contract.

About Labwire Inc.
Labwire Inc., Headquartered in Brookshire, TX, provides secure and compliant employee drug screening and background checking services to Fortune 500 corporations via the Labwire™ Platform. Labwire™ is a proprietary, web-based application that streamlines the complex regulatory and record management activities associated with employee screening, delivering accurate timely results while eliminating service calls and paper trails. Labwire feels this comprehensive solution to managing employee screening services is the most efficient and cost-effective platform in the industry.

Safe Harbor Provisions:
Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Labwire, Inc., (the "Company"), as well as those contained herein, that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company's strategies regarding growth and business expansion, including future acquisitions; (b) the Company's financing plans; (c) trends affecting the Company's financial condition or results of operations; (d) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales.

The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, and the effect of economic conditions.

Investor and Public Relations Contact:
Dexter Morris
email: dexter@labwire.com
Phone: 281-934-3153